Exhibit (d)(3)(ii)

SCHEDULE A

TO PROFUNDS AMENDED RESTATED EXPENSE LIMITATION AGREEMENT

OPERATIONAL PUBLIC PROFUNDS

Effective December 1, 2020 – November 30, 2021

	Expense Limit
Fund Name	Investor Class	Service Class
Banks UltraSector ProFund	1.78%	2.78%
Basic Materials UltraSector ProFund	1.78%	2.78%
Bear ProFund	1.95%	2.95%
Biotechnology UltraSector ProFund	1.95%	2.95%
Bull ProFund	1.95%	2.95%
Communication Services UltraSector ProFund[1]	1.95%	2.95%
Consumer Goods UltraSector ProFund	1.78%	2.78%
Consumer Services UltraSector ProFund	1.95%	2.95%
30 ProFund	1.78%	2.78%
Falling U.S. Dollar ProFund	1.78%	2.78%
Financials UltraSector ProFund	1.95%	2.95%
Health Care UltraSector ProFund	1.95%	2.95%
Industrials UltraSector ProFund	1.78%	2.78%
Internet UltraSector ProFund	1.95%	2.95%
Large-Cap Growth ProFund	1.95%	2.95%
Large-Cap Value ProFund	1.78%	2.78%
Mid-Cap Growth ProFund	1.95%	2.95%
Mid-Cap ProFund	1.95%	2.95%
Mid-Cap Value ProFund	1.78%	2.78%
Oil & Gas UltraSector ProFund	1.95%	2.95%
Oil Equipment & Services UltraSector ProFund[2]	1.78%	2.78%
NASDAQ-100 ProFund	1.95%	2.95%
Pharmaceuticals UltraSector ProFund	1.78%	2.78%
Precious Metals UltraSector ProFund	1.95%	2.95%
Real Estate UltraSector ProFund	1.95%	2.95%
Rising Rates 10 ProFund	1.78%	2.78%
Rising Rates ProFund	1.95%	2.95%
Rising U.S. Dollar ProFund	1.78%	2.78%
Semiconductor UltraSector ProFund	1.95%	2.95%
Short Oil & Gas ProFund	1.78%	2.78%
Short NASDAQ-100 ProFund	1.78%	2.78%
Short Precious Metals ProFund	1.78%	2.78%
Short Real Estate ProFund	1.78%	2.78%
Short Small-Cap ProFund	1.78%	2.78%
Small-Cap Growth ProFund	1.95%	2.95%
Small-Cap ProFund	1.95%	2.95%
Small-Cap Value ProFund	1.95%	2.95%
Technology UltraSector ProFund	1.95%	2.95%
Telecommunications UltraSector ProFund	1.78%	2.78%
U.S. Government Plus ProFund	1.70%	2.70%
UltraBear ProFund	1.78%	2.78%
UltraBull ProFund	1.95%	2.95%
UltraChina ProFund	1.95%	2.95%
UltraDow 30 ProFund	1.95%	2.95%
UltraEmerging Markets ProFund	1.78%	2.78%
UltraInternational ProFund	1.78%	2.78%
UltraJapan ProFund	1.78%	2.78%
UltraLatin America ProFund	1.95%	2.95%
UltraMid-Cap ProFund	1.95%	2.95%
UltraNASDAQ-100 ProFund	1.95%	2.95%
UltraShort China ProFund	1.78%	2.78%
UltraShort Dow 30 ProFund	1.78%	2.78%
UltraShort Emerging Markets ProFund	1.78%	2.78%
UltraShort International ProFund	1.78%	2.78%
UltraShort Japan ProFund	1.78%	2.78%
UltraShort ProFund	1.78%	2.78%
UltraShort Mid-Cap ProFund	1.78%	2.78%
UltraShort NASDAQ-100 ProFund	1.95%	2.95%
UltraShort Small-Cap ProFund	1.78%	2.78%
UltraSmall-Cap ProFund	1.95%	2.95%
Utilities UltraSector ProFund	1.95%	2.95%

Periods:

•For the period beginning on each Fund’s reorganization until the next November 30

•The first December 1 after each Fund’s reorganization until November 30 of the following year

	Expense Limit
Fund Name	Investor Class	Service Class
Access Flex High Yield ProFund	1.78%	2.78%
Access Flex Bear High Yield ProFund	1.78%	2.78%

PROFUND ADVISORS LLC, a Maryland limited liability company			PROFUNDS, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Todd B. Johnson
	Michael L. Sapir Chief Executive Officer		Todd B. Johnson President

11	f/k/a Mobile Telecommunications UltraSector ProFund
22	f/k/a Oil Equipment, Services & Distribution UltraSector ProFund